EXHIBIT 99.02

Execution Version

Amendment No. 1 to Employment Agreement

Amendment No. 1 dated as of June 21, 2012 to the Employment Agreement dated as of December 19, 2008 (the “Agreement”) between Peter S. Kraus (the “Executive”) and AllianceBernstein Corporation, AllianceBernstein Holding L.P. and AllianceBernstein L.P. (the “Private Partnership” and together with AllianceBernstein Corporation and AllianceBernstein Holding L.P. the “Company”).

WHEREAS, the Board of Directors of AllianceBernstein Corporation has agreed to permit the Executive to defer at his election delivery of the Holding units in respect of the final installment of 544,410 Restricted Units due to vest on December 19, 2013 under the Agreement until December 19, 2018 (or the earlier dates specified below), and to certain other revisions and clarifications to the Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions as set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

1.	Defined Terms. Terms defined in the Agreement shall have the same meaning when used in this Amendment.

2.
Right to Elect to Defer Delivery of Certain Restricted Units.  Notwithstanding the vesting and delivery provisions contained in Section 4(a) and 7 of the Agreement applicable to the installment of Restricted Units in respect of the 544,410 Holding units due to vest on December 19, 2013 (the “Final Restricted Unit Installment”), the Executive may at any time prior to December 15, 2012 elect to defer delivery of the Holding units underlying the Final Restricted Unit Installment.  The Executive shall make the deferral election by completing and delivering to the Private Partnership the Deferral Election Form attached to this Amendment.  If the Executive elects to defer delivery of the Holding Units in respect of the Final Restricted Unit Installment, he will, following the December 19, 2013 vesting date, continue to receive from the Company cash distributions with respect to such vested but undelivered Restricted Units on the same basis as cash distributions are paid to holders of Holding units as soon as reasonably practicable and in no event later than five (5) business days following the payment of distributions to holders of Holding units generally; provided that no such payment shall be required with regard to cash distributions to holders of Holding units with a record date following the delivery date of Holding units in respect of vested Restricted Units.  If the Executive elects to defer delivery of the Holding Units in respect of the Final Restricted Unit Installment, provided that such Restricted Units vest on December 19, 2013 in accordance with the Agreement or on such earlier date as provided in Section 7 of the Agreement, the Holding units in respect thereof shall be delivered to the Executive as promptly as possible following the first to occur of (a) December 19, 2018, (b) the date of the Executive’s death and (c) the date on which a Change in Control occurs (provided that such Change in Control is also a “change in control event” as defined in Section 1.409A-(3)(i)(5) of the regulations under Section 409A of the Code).  Notwithstanding anything to the contrary, any such deferral election shall not become effective until the date that is 12 months after the date on which such election is made and filed with the Private Partnership, and, if an event occurs prior to such effective date that would (absent such election) entitle the Executive to delivery of Holding units in respect of the Final Restricted Unit Installment, any such deferral election shall be void and of no force and effect.  Notwithstanding the expiration of the Employment Term or termination of the Executive’s employment, the Executive’s rights in respect of the Final Restricted Unit Installment during any period of deferral as permitted by this Amendment, including without limitation any right to cash distributions as provided above, shall continue in full force and effect.  Nothing contained herein shall effect the vesting terms or rights to receive cash distributions applicable to the Final Restricted Unit Installment as set forth in the Agreement.

3.
Withholding on Final Restricted Unit Installment if Deferred.  If the Final Restricted Unit Installment is deferred, unless otherwise elected by the Executive prior to the applicable vesting date, applicable FICA tax withholding in respect of vested but not yet delivered Restricted Units shall be satisfied by the Executive making a cash payment to the Company (by check or through reduction of other cash amounts payable to the Executive by the Company).

4.
Revisions/Clarifications with Respect to Certain Medical Coverage Benefits.  In addition, the Agreement is hereby amended to delete the references to “age 65” in Sections 7(a), 7(b) and 7(c), such that to the extent the Executive or his spouse is eligible under the Agreement to elect to continue participation in the Company’s medical plans at his or her expense following the Executive’s termination of employment, the Executive (or his spouse) may do so for as long as he or she so elects to participate.  For purposes of clarity, any monthly payments in respect of COBRA coverage as provided under Section 7(c)(v) of the Agreement shall be made on the first business day of each month during the COBRA continuation period, commencing with the calendar month following the date of termination.

5.
Entire Agreement.  Notwithstanding Section 10(b) of the Agreement, the Executive shall also have the rights provided under the Employment Agreement between the Executive and AllianceBernstein Corporation, AllianceBernstein Holding L.P. and AllianceBernstein L.P., dated as of June 21, 2012, that by their terms arise prior to the expiration of the Employment Term of the Agreement.

IN WITNESS WHEREOF, each of the Private Partnership, AllianceBernstein Holding L.P. and AllianceBernstein Corporation has caused this Amendment to be executed on its behalf by its duly authorized officers, and the Executive has executed this Agreement on his own behalf intending to be legally bound.

ALLIANCEBERNSTEIN L.P.

By:	ALLIANCEBERNSTEIN CORPORATION,
its General Partner and on its own behalf

By:	/s/ Laurence E. Cranch
Laurence E. Cranch
General Counsel

ALLIANCEBERNSTEIN HOLDING L.P.

By:	ALLIANCEBERNSTEIN CORPORATION,
its General Partner and on its own behalf

By:	/s/ Laurence E. Cranch
Laurence E. Cranch
General Counsel

AGREED TO AND ACCEPTED BY

/s/ Peter S. Kraus
Peter S. Kraus

June 21, 2012
Date

Deferral Election Form

As permitted by Amendment No. 1 dated as of June 21, 2012 to the Employment Agreement between me, AllianceBernstein Corporation, AllianceBernstein Holding L.P. and AllianceBernstein LP (the “Private Partnership”), dated as of December 19, 2008 (the “Employment Agreement”), I hereby elect to defer delivery of the 544,410 units of AllianceBernstein Holding L.P. in respect of the Restricted Units granted to me under the Employment Agreement that are scheduled to vest and be delivered on December 19, 2013 (provided that such Restricted Units vest on December 19, 2013 or on such earlier date as provided in Section 7 of the Employment Agreement), until the first to occur of (a) December 19, 2018, (b) the date of my death and (c) the date on which a Change in Control occurs (provided that such Change in Control is also a “change in control event” as defined in Section 1.409A-(3)(i)(5) of the regulations under Section 409A of the Code).  Delivery of the Holding units as provided above shall be made as promptly as possible following the first to occur of the dates specified in clauses (a) through (c) above, and if distribution arises as a result of a change in control as provided under clause (c) above, delivery shall be made no later than ten (10) business days following the date of the occurrence of such event.

I understand that this deferral election shall not become effective until the date that is 12 months after the date this election is made and filed with the Private Partnership (as set forth below), and, if an event occurs prior to such effective date that would (absent this election) entitle me to delivery of Holding units in respect of the Restricted Units that are subject to this deferral election, this deferral election shall be void and of no force and effect.

Peter S. Kraus

Date

Acknowledgement of receipt by the Private Partnership
dated as of_______________________,2012:

By:
Title: